Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)
AT THE FIRM
Michael R. Blackman
Chief Corporate Development Officer
(813) 552-2927
KFORCE REPORTS FOURTH QUARTER EARNINGS AND RECORD ANNUAL REVENUES OF $1.22 BILLION

FOURTH QUARTER REVENUES FROM CONTINUING OPERATIONS OF $318.7 MILLION

FOURTH QUARTER EPS FROM CONTINUING OPERATIONS OF $0.31 PER SHARE

REPURCHASED 4.8 MILLION SHARES OF STOCK IN 2014
TAMPA, FL, February 10, 2015 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its fourth quarter and full year 2014. Revenues from continuing operations for the quarter ended December 31, 2014 were $318.7 million compared to $313.8 million for the quarter ended September 30, 2014, an increase of 4.9% on a billing day basis, and compared to $282.1 million for the quarter ended December 31, 2013, an increase of 13.0%. Income from continuing operations for the quarter ended December 31, 2014 was $9.1 million as compared to $8.0 million for the quarter ended September 30, 2014, and compared to a loss from continuing operations of $9.7 million for the quarter ended December 31, 2013. In the quarter ended December 31, 2014, Kforce reported net income (inclusive of discontinued operations) of $8.9 million, or a $0.30 per share, versus net income of $65.0 million, or $2.06 per share, for the quarter ended September 30, 2014, and a net loss for the quarter ended December 31, 2013 of $8.2 million, or $0.25 per share. Continuing operations for the quarters ended September 30, 2014 and December 31, 2013 were impacted by non-recurring charges in SG&A of $2.4 million and $11.9 million, respectively. Additionally, results for the third quarter of 2014 were impacted by the $56.1 million net gain on the sale of Kforce Healthcare, Inc. which is reported in discontinued operations and the results for the fourth quarter of 2013 were impacted by a goodwill impairment charge of $14.5 million.
Kforce reported total revenues from continuing operations for the year ended December 31, 2014 of $1.22 billion as compared to $1.07 billion for 2013, an increase of 13.4%. Income from continuing operations for the year ended December 31, 2014 was $29.4 million as compared to $5.3 million for 2013. Adjusted income from continuing operations for the year ended December 31, 2014 was $30.9 million or $0.97 per share, versus adjusted income from continuing operations of $22.7 million, or $0.67 per share for 2013. For the year ended December 31, 2014, Kforce reported net income of $90.9 million, or $2.87 per share, and for the year ended December 31, 2013 net income of $10.8 million, or $0.32 per share.
David L. Dunkel, Chairman and CEO, said, “We are pleased with our performance in the fourth quarter of 2014 and for the year ended December 31, 2014 where we achieved record revenue. Year-over-year flex revenue for our Tech and FA reporting segments increased 14.3% and 16.9%, respectively, when compared to fiscal year 2013. We are also very pleased with KGS, which has now posted four consecutive quarters of sequential growth and has now grown 22.4% when compared to Q4 2013. We believe these growth rates continue to demonstrate our relentless pursuit of gaining customer share coupled with a strong demand environment. Against a backdrop of a non-traditional economic recovery, we continue to see a disproportionate share of job growth coming from the temporary staffing sector.”

Mr. Dunkel continued, “We are very excited about our prospects, particularly with recent actions to further refine our focus around our Tech and FA service lines. We remain committed to enhancing shareholder value, and in 2014 we repurchased 4.8 million shares in the open market for $101.6 million, representing 14.3% of total shares outstanding as of December 31, 2013. I want to thank all of our clients, consultants and employees for making 2014 a very successful year for Kforce.”

Joseph J. Liberatore, President said, “I am very pleased to see another strong quarter from our team; particularly in a year with success as broad-based as this one, where we saw our flex business grow 14.2% year-over-year. Our actions in this New Era of Kforce are continuing to drive results and I am proud of the team’s execution in meeting the needs of our clients, consultants and employees.”
Mr. Liberatore noted additional operational results for the fourth quarter include:

•	Flex revenues of $306.8 million in Q4 ‘14 increased 5.1% on a billing day basis, from $301.3 million in Q3 ‘14 and increased 13.4% from $270.5 million in Q4 ‘13.

•	Year-over-year changes in Flex revenue for Q4 were a 9.9% increase in Tech, 22.2% increase in FA, and a 22.4% increase in GS.

•	Search revenues of $11.9 million in Q4 ‘14 decreased 4.7% from $12.5 million in Q3 ‘14 and increased 2.9% from $11.6 million in Q4 ‘13.

•	Revenue-generating headcount increased 6.3% year-over-year. The firm expects to continue investing in revenue-generating headcount during 2015.
David M. Kelly, Chief Financial Officer, said, “We have made significant progress towards our revenue and earnings goals. Q4 ’14 and Q4 ’13 each contained 62 billing days while Q3 '14 contained 64 billing days.” Mr. Kelly continued, “We believe that we are still on track to reach operating margins of 7.5% as annualized revenues approach $1.6 billion through a combination of several factors, including increasing productivity from our revenue-generating team and continuing to capitalize on additional efficiencies in our support structure. We believe we have set the stage for further revenue and operating leverage growth, which we believe will ultimately drive increased value to our shareholders.”
Highlights for the fourth quarter include:

•	Flex gross profit margin from continuing operations decreased 30 basis points to 28.2% in Q4 ‘14 from 28.5% in Q3 ‘14 and decreased 60 basis points from 28.8% in Q4 ‘13.

•	Selling, general and administrative expense as a percentage of revenues from continuing operations for Q4 ‘14 was 25.5% compared to 26.2% for Q3 ‘14 and 30.6% for Q4 ‘13.

•	The Firm repurchased 1.9 million shares for $42.4 million during the fourth quarter of 2014.

•	During the fourth quarter of 2014, the Firm increased the cash dividend 10% to $0.11 per share from $0.10 per share for the first three quarters of 2014.

•	The Firm amended its Credit Facility to increase borrowing capacity to $170 million and extended the term five years.
Mr. Kelly stated, “In addition, looking forward to the first quarter of 2015, we expect revenues from continuing operations may be in the $312 million to $317 million range and earnings per share from continuing operations in the range of $0.17 to $0.19. The first quarter of 2015 has 63 billing days, as compared to 62 billing days in the fourth quarter of 2014."
On Tuesday, February 10, 2015, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time.
The dial-in number is (877) 344-3890. The conference passcode is Kforce. The replay of the call will be available from 8:00 p.m. EST, Tuesday, February 10, 2015 through February 27, 2015 by dialing (855) 859-2056, passcode 65558417.
This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until February 27, 2015.

About Kforce
Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology and finance & accounting. Backed by more than 2,600 associates and more than 11,000 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 63 offices located throughout the United States and one office in the Philippines. For more information, please visit our Web site at http://www.kforce.com.
The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749.
Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting and Government Solutions segments, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to repurchase shares; ability of the Firm to complete and integrate acquisitions; the effect of adverse weather conditions, particularly during winter in the northeast and our other markets; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2013, as well as assumptions regarding the foregoing. In particular, there can be no assurance that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013
Revenue by function:
Technology	$217,154	$217,643	$197,576
Finance & accounting	75,038	71,380	62,790
Government solutions	26,547	24,787	21,695
Total revenue	318,739	313,810	282,061
Costs of services	220,361	215,519	192,690
Gross profit	98,378	98,291	89,371
GP %	30.9%	31.3%	31.7%
Flex GP %	28.2%	28.5%	28.8%
Selling, general & administrative expenses	81,120	82,090	86,210
Goodwill impairment	—	—	14,510
Depreciation & amortization	2,503	2,642	2,452
Income (loss) from operations	14,755	13,559	(13,801)
Other expense, net	367	218	330
Income (loss) from continuing operations before income taxes	14,388	13,341	(14,131)
Income tax expense (benefit)	5,327	5,346	(4,417)
Income (loss) from continuing operations	$9,061	$7,995	$(9,714)
(Loss) income from discontinued operations, net of income taxes	(116)	57,023	1,480
Net income (loss)	$8,945	$65,018	$(8,234)
Earnings (loss) per share - diluted:
From continuing operations	$0.31	$0.25	$(0.29)
From discontinued operations	$(0.01)	$1.81	$0.04
Earnings (loss) per share - diluted	$0.30	$2.06	$(0.25)
Weighted average shares outstanding - diluted	29,460	31,553	32,889
Adjusted EBITDA per share	$0.62	$0.54	$0.15
Adjusted EBITDA	$18,194	$16,912	$4,808
Other information:
Capital expenditures	$1,496	$1,747	$1,824
Working capital	$130,226	$87,360	$112,913
Billing days	62	64	62

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Twelve Months Ended
	Dec. 31, 2014	Dec. 31, 2013
Revenue by function:
Technology	$842,469	$739,362
Finance & accounting	276,811	242,417
Government solutions	98,051	91,949
Total revenue	1,217,331	1,073,728
Costs of services	842,750	729,352
Gross profit	374,581	344,376
GP %	30.8%	32.1%
Flex GP %	28.0%	28.9%
Selling, general & administrative expenses	315,338	307,944
Goodwill impairment	—	14,510
Depreciation & amortization	9,894	9,846
Income from operations	49,349	12,076
Other expense, net	1,392	1,147
Income from continuing operations before income taxes	47,957	10,929
Income tax expense	18,559	5,635
Income from continuing operations	$29,398	$5,294
Income from discontinued operations, net of income taxes	61,517	5,493
Net Income	$90,915	$10,787
Earnings per share - diluted:
From continuing operations	$0.93	$0.16
From discontinued operations	$1.94	$0.16
Earnings per share - diluted	$2.87	$0.32
Weighted average shares outstanding - diluted	31,691	33,643
Adjusted EBITDA per share	$1.96	$1.16
Adjusted EBITDA	$62,216	$39,052
Other information:
Capital expenditures	$6,414	$9,824
Working capital	$130,226	$112,913
Billing days	253	253

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	Dec. 31, 2014	Dec. 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,238	$875
Trade receivables, net of allowances	204,710	179,095
Income tax refund receivable	3,311	7,720
Deferred tax asset, net	4,980	4,662
Prepaid expenses and other current assets	10,170	10,534
Total current assets	224,409	202,886
Fixed assets, net	35,330	36,728
Other assets, net	30,349	30,991
Deferred tax asset, net	22,855	23,270
Intangible assets, net	5,011	4,993
Goodwill	45,968	48,900
Total assets	$363,922	$347,768
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and other accrued liabilities	$38,104	$31,821
Accrued payroll costs	52,208	56,872
Other current liabilities	986	1,141
Income taxes payable	2,885	139
Total current liabilities	94,183	89,973
Long-term debt - credit facility	93,333	62,642
Long-term debt - other	562	1,364
Other long-term liabilities	36,456	36,556
Total liabilities	224,534	190,535
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	700	695
Additional paid-in capital	412,642	404,600
Accumulated other comprehensive loss	(371)	317
Retained earnings	125,378	47,612
Treasury stock, at cost	(398,961)	(295,991)
Total stockholders’ equity	139,388	157,233
Total liabilities and stockholders’ equity	$363,922	$347,768

Kforce Inc.
Key Statistics
(Unaudited)

	Q4 2014	Q3 2014	Q4 2013
Total Firm
Flex revenue (000’s)	$306,824	$301,310	$270,485
Flex revenue per billing day (000’s)	$4,949	$4,708	$4,363
Sequential flex revenue change	1.8%	3.8%	1.0%
Year over year flex revenue change	13.4%	12.5%	13.0%
Hours (000’s)	5,265	5,030	4,587
Flex GP %	28.2%	28.5%	28.8%
Search revenue (000’s)	$11,915	$12,500	$11,576
Placements	857	861	1,024
Average fee	$13,897	$14,522	$11,300
Billing days	62	64	62
Technology
Flex revenue (000’s)	$212,414	$212,269	$193,238
Flex revenue per billing day (000’s)	$3,426	$3,317	$3,117
Sequential flex revenue change	0.1%	3.0%	2.3%
Year over year flex revenue change	9.9%	12.4%	18.3%
Hours (000’s)	3,157	3,050	2,870
Flex GP %	27.4%	27.4%	27.9%
Search revenue (000’s)	$4,740	$5,374	$4,338
Placements	305	322	281
Average fee	$15,540	$16,704	$15,410
Finance & Accounting
Flex revenue (000’s)	$67,863	$64,254	$55,552
Flex revenue per billing day (000’s)	$1,095	$1,004	$896
Sequential flex revenue change	5.6%	7.0%	1.4%
Year over year flex revenue change	22.2%	17.3%	7.0%
Hours (000’s)	2,108	1,980	1,717
Flex GP %	29.6%	30.0%	30.3%
Search revenue (000’s)	$7,175	$7,126	$7,238
Placements	552	539	743
Average fee	$12,990	$13,219	$9,743
Government Solutions
Flex revenue (000’s)	$26,547	$24,787	$21,695
Flex revenue per billing day (000’s)	$428	$387	$350
Sequential flex revenue change	7.1%	3.5%	(10.1)%
Year over year flex revenue change	22.4%	2.7%	(10.3)%
Flex GP %	31.0%	33.4%	32.9%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Adjusted Income and Earnings Per Share from Continuing Operations
"Adjusted Income and Earnings Per Share from Continuing Operations”, a non-GAAP financial measure, is defined as income (loss) and earnings per share from continuing operations, adjusted for certain non-recurring operating charges, which management believes are not indicative of the Firm’s core operating results. Adjusted Income and Earnings Per Share from Continuing Operations should not be considered a measure of financial performance under generally accepted accounting principles and are presented as an alternative method for assessing the Firm’s operating results in a manner that is focused on the performance of our ongoing operations and to provide consistency and comparability of the Q4 2014 results with income earnings per share from continuing operations and from prior periods.

	Three Months Ended
	Dec. 31, 2014		Sept. 30, 2014		Dec. 31, 2013
	$	Per share	$	Per share	$	Per share
Net income (loss)	$8,945	$0.30	$65,018	$2.06	$(8,234)	$(0.25)
(Loss) income from discontinued operations, net of income taxes	(116)	(0.01)	57,023	1.81	1,480	0.04
Income (loss) from continuing operations	$9,061	$0.31	$7,995	$0.25	$(9,714)	$(0.29)
Goodwill impairment, pre-tax	—	—	—	—	14,510	0.44
Non-recurring operating charges, pre-tax:
Post retirement health benefit plan terminations	—	—	1,548	0.05	—	—
Severance and termination-related expenses	—	—	502	0.02	7,097	0.21
Discretionary bonus related to realignment	—	—	—	—	4,737	0.14
Inventory adjustment related to KGS product business	—	—	370	0.01	—	—
Other	—	—	—	—	66	0.01
Non-recurring operating charges, pre-tax:	—	—	2,420	0.08	11,900	0.36
Income tax expense	—	—	970	0.03	9,244	0.28
Adjusted income from continuing operations	$9,061	$0.31	$9,445	$0.30	$7,452	$0.23
Weighted average shares outstanding - basic	29,209		31,347		32,889
Weighted average shares outstanding - diluted	29,460		31,553		33,080

	Twelve Months Ended
	Dec. 31, 2014		Dec. 31, 2013
	$	Per share	$	Per share
Net income	$90,915	$2.87	$10,787	$0.32
Income from discontinued operations, net of income taxes	61,517	1.94	5,493	0.16
Income from continuing operations	$29,398	$0.93	$5,294	$0.16
Goodwill impairment, pre-tax	—	—	14,510	0.43
Non-recurring operating charges, pre-tax:
Post retirement health benefit plan terminations	1,548	0.05	—	—
Severance and termination-related expenses	502	0.01	7,097	0.21
Discretionary bonus related to realignment	—	—	4,737	0.14
Inventory adjustment related to KGS product business	370	0.01	—	—
Other	—	—	66	—
Non-recurring operating charges, pre-tax:	2,420	0.07	11,900	0.35
Income tax expense	937	0.03	9,043	0.27
Adjusted income from continuing operations	$30,881	$0.97	$22,661	$0.67
Weighted average shares outstanding - basic	31,475		33,511
Weighted average shares outstanding - diluted	31,691		33,643

Adjusted EBITDA and Earnings Per Share
"Adjusted EBITDA and Earnings Per Share", a non-GAAP financial measure, is defined as earnings (loss) and earnings per share before discontinued operations, non-cash impairment charges, interest, income taxes, depreciation and amortization and stock-based compensation expense. Adjusted EBITDA and Earnings Per Share should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA and Earnings Per Share is a key measure used by management to evaluate our operations, including our ability to generate cash flows and, consequently, management believes this is useful information to investors.

	Three Months Ended
	Dec. 31, 2014		Sept. 30, 2014		Dec. 31, 2013
	$	Per share	$	Per share	$	Per share
Net income (loss)	$8,945	$0.30	$65,018	$2.06	$(8,234)	$(0.25)
(Loss) income from discontinued operations, net of income taxes	(116)	(0.01)	57,023	1.81	1,480	0.04
Income (loss) from continuing operations	$9,061	$0.31	$7,995	$0.25	$(9,714)	$(0.29)
Goodwill impairment, pre-tax	—	—	—	—	14,510	0.44
Depreciation & amortization	2,503	0.09	2,642	0.08	2,452	0.07
Stock-based compensation expense	944	0.03	671	0.02	1,618	0.05
Interest expense and other	359	0.01	258	0.01	359	0.01
Income tax expense (benefit)	5,327	0.18	5,346	0.18	(4,417)	(0.13)
Adjusted EBITDA	$18,194	$0.62	$16,912	$0.54	$4,808	$0.15
Weighted average shares outstanding - basic	29,209		31,347		32,889
Weighted average shares outstanding - diluted	29,460		31,553		33,080

	Twelve Months Ended
	Dec. 31, 2014		Dec. 31, 2013
	$	Per share	$	Per share
Net income	$90,915	$2.87	$10,787	$0.32
Income from discontinued operations, net of income taxes	61,517	1.94	5,493	0.16
Income from continuing operations	$29,398	$0.93	$5,294	$0.16
Goodwill impairment, pre-tax	—	—	14,510	0.43
Depreciation & amortization	9,894	0.31	9,846	0.29
Stock-based compensation expense	2,969	0.09	2,555	0.07
Interest expense and other	1,396	0.04	1,212	0.04
Income tax expense	18,559	0.59	5,635	0.17
Adjusted EBITDA	$62,216	$1.96	$39,052	$1.16
Weighted average shares outstanding - basic	31,475		33,511
Weighted average shares outstanding - diluted	31,691		33,643